                                                                    EXHIBIT 99.1

         Bruce L. Connery                          FOR RELEASE:  April 23, 1998
Contact  205 325 3898


                      SONAT REPORTS FIRST QUARTER EARNINGS;
              ANNOUNCES RESTRUCTURING AT SONAT EXPLORATION COMPANY

         BIRMINGHAM, Ala. -- Ronald L. Kuehn, Jr., chairman, president and chief executive officer of Sonat Inc. (NYSE: SNT), announced today that the company's earnings for the three months ended March 31, 1998, were $38 million, or $.35 per share, compared with $69.9 million, or $.63 per share, for the first quarter of 1997. The principal reasons for the earnings decline were sharply lower oil and natural gas prices and increased costs at Sonat Exploration Company. He also announced a major restructuring initiative at Sonat Exploration which, when completed, will significantly improve its ability to earn returns in excess of its cost of capital. The restructuring involves property divestitures, a reduction in the number of business units and substantial cost reduction actions.

                         SONAT EXPLORATION RESTRUCTURING

         Following the acquisition of Zilkha Energy Company in January 1998, Sonat undertook a comprehensive review of its exploration and production business to improve its overall financial performance. This effort was recently completed, and a

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major restructuring program was approved by the Sonat Board of Directors late yesterday. The restructuring program includes the following steps.

         Oil and gas properties having approximately 487 billion cubic feet
(Bcf) of proven natural gas equivalent reserves and daily production of approximately 200 million cubic feet (MMcf) of natural gas equivalent will be sold. These volumes represent approximately 19 percent of the company's total proven oil and natural gas reserves and 24 percent of its current daily production. The divestiture will include all of the company's Austin Chalk, Arkoma Basin properties and substantially all onshore Gulf Coast properties as well as various properties from other business units. No significant properties acquired in the Zilkha Energy merger or in the Cotton Valley Pinnacle Reef Trend are included in the divestiture program. Although the exact timing of the property sales will depend on market conditions, it is expected that the divestiture program will be substantially completed by the end of the third quarter of 1998 with the proceeds used to reduce debt.

         Sonat Exploration will consolidate its business units from seven to three. This action, together with related staff reductions, will reduce its workforce by approximately 220 people, or approximately one-fourth of the Sonat Exploration workforce, including those currently employed by Sonat Exploration GOM Inc., the former Zilkha Energy. John B. Holmes, who is currently president and chief executive officer of Sonat Exploration GOM Inc., will become president and chief executive officer of Sonat Exploration upon the retirement of Sonat Exploration's

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Chairman and Chief Executive Officer Donald G. Russell on April 30, 1998. Mr.
Russell will also retire from the Sonat Inc. Board of Directors effective that date.

         Based on a preliminary estimate of sales proceeds from the divestiture program and the costs related to the restructuring, the company expects to take an after-tax charge of approximately $250 million to $275 million in the second quarter of 1998, substantially all of which will be non-cash.

         The steps being taken will significantly improve Sonat Exploration's financial performance. General and administrative and operating costs are expected to be reduced by approximately $55 million on an annual basis. Annual interest expense is expected to be reduced by $20 million or more. In addition, the per-unit amortization rate is expected to decline from a current $1.01 per thousand cubic feet (Mcf) of natural gas equivalent to about $.75 per Mcf. These actions are not expected to result in a material change to Sonat's debt to capitalization.

         Kuehn said, "This restructuring is absolutely necessary to enable Sonat to continue to grow our exploration and production business profitably. We cannot commit capital and incur costs for returns below our cost of capital. Going forward, our strategic focus for this business is to emphasize higher return exploration and development programs. The details of this strategy will be outlined at our May 21 security analyst presentation in New York."

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                EXPLORATION AND PRODUCTION RESULTS AND OPERATIONS

         Sonat Exploration's earnings before interest and taxes (EBIT) for the first quarter of 1998 were $13 million, compared with $63 million in 1997. Realized natural gas prices were $2.01 per Mcf as compared with $2.53 per Mcf for the 1997 quarter, while realized oil prices declined to $14.76 per barrel from $21.91 in 1997. Total production was 78 Bcf of natural gas equivalent versus 77 Bcf of natural gas equivalent in the first quarter of 1997. The unit amortization rate for the first quarter of 1998 was $1.01 per Mcf equivalent versus $.89 in 1997.

         In March, Sonat Exploration was the apparent successful bidder on five tracts in the Central Gulf of Mexico Lease Sale 169. Sonat Exploration's net share of the high bids is $12.7 million. While three of the tracts are in shallow water areas, two of the tracts are in deep water, an emerging exploratory area for the company. Sonat Exploration will have a 100 percent working interest in four of the tracts and a 25 percent interest in one of the deep-water tracts. The bids are subject to review and evaluation by the Minerals Management Service before being finally awarded. So far this year, Sonat Exploration has drilled four exploratory wells in the Gulf of Mexico with a 50 percent success rate.

                 NATURAL GAS TRANSMISSION RESULTS AND OPERATIONS

         First quarter EBIT for the natural gas transmission segment was $69 million compared with $60 million in the first quarter of 1997. The increase is due to the

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contributions of new expansions, improvement at Sea Robin Pipeline Company and miscellaneous quarter-to-quarter variances. Total natural gas throughput rose to 280 Bcf from 250 Bcf last year due to colder weather and expansion volumes.

         Construction is progressing on the 1-Bcf-per-day Destin Pipeline, which is on schedule to begin operations in July 1998. In addition to Shell and Amoco, other producers have recently committed reserves to this project, which will result in the construction of pipeline extensions. With these additions, this pipeline is expected to be operating at a rate of approximately 600 MMcf per day by mid-1999.

                             ENERGY SERVICES RESULTS

         First quarter 1998 financial results for Sonat Energy Services Company were essentially flat with the previous year with EBIT of $836,000 compared with $924,000 in 1997. While natural gas and electric marketing volumes were both higher, and origination activities increased, mild winter weather depressed margin opportunities. Sonat Marketing's sales volume rose to 4 Bcf per day from
3.4 Bcf per day in 1997, while Sonat Power Marketing's sales volumes reached 3.2 million megawatt hours, up significantly from 1.4 million megawatt hours in the first quarter of 1997.

         Sonat Inc., headquartered in Birmingham, is a diversified energy company engaged in exploration and production of oil and natural gas, interstate transmission of natural gas, and energy services.


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           Cautionary Statement Concerning Forward-Looking Statements

This press release includes certain forward-looking statements, which are based on assumptions the Company believes are reasonable, but a variety of factors could cause the Company's actual results and experience to differ materially from the anticipated results or other expectations expressed in management's forward-looking statements.

The costs and benefits of Sonat Exploration's restructuring program have been estimated based on a number of assumptions, including estimates of sales proceeds from its divestiture program, the timing of such sales, the expenses associated with the reorganization and assumed oil and gas prices. Actual results may differ from such assumptions and there can be no assurance that the estimated costs and benefits will be incurred or realized as planned or that the expected charge to earnings will be in the range estimated. In addition, unanticipated regulatory and construction delays could result in the Destin project not being constructed and placed in service on schedule.

Additional factors that may affect the Company can be found under the caption "Cautionary Statement Concerning Forward-Looking Statements" in the Company's 1997 Annual Report on Form 10-K. This report, which is filed with the Securities and Exchange Commission, is hereby referenced in its entirety for further information about the Company, its operations and its financial statements.

                                      # # #
                                                                           98-18

SONAT INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

                                                            3 Months
                                                 -------------------------------
Periods Ended March 31,                              1998                1997
-------------------------------------------------------------------------------
                                                     (In Thousands, Except
                                                       Per-Share Amounts)
Revenues                                         $ 1,108,885         $ 1,123,570

Costs and Expenses                                 1,033,928           1,012,537
                                                 -----------         -----------

Operating Income                                      74,957             111,033

Other Income                                           9,823              15,417
                                                 -----------         -----------

Earnings Before Interest and Taxes                    84,780             126,450

Interest Expense, Net                                (28,506)            (21,628)
                                                 -----------         -----------

Income before Income Taxes                            56,274             104,822

Income Tax Expense                                    18,261              34,956
                                                 -----------         -----------


Net Income                                       $    38,013         $    69,866
                                                 ===========         ===========


Earnings Per Share of Common Stock               $       .35         $       .63
                                                 ===========         ===========

Earnings Per Share of Common Stock-
    Assuming Dilution                            $       .34         $       .62
                                                 ===========         ===========

Weighted Average Shares Outstanding                  109,966             110,387
                                                 ===========         ===========

Weighted Average Shares Outstanding-
    Assuming Dilution                                111,134             112,057
                                                 ===========         ===========

Cash Dividends Paid Per Common Share             $       .27         $       .27
                                                 ===========         ===========

Note: The 1997 information has been restated to reflect the Company's merger with Zilkha Energy Company on January 30, 1998, which was accounted for as a pooling of interests.

SONAT INC. AND SUBSIDIARIES

SUPPLEMENTAL DATA
(Unaudited)

                                                             3 Months
                                                 ------------------------------
Periods Ended March 31,                              1998                1997
-------------------------------------------------------------------------------
                                                           (In Thousands)
BUSINESS SEGMENT
    Revenues:
       Exploration and production                $   161,903         $   205,629
       Natural gas transmission                      105,501              99,166
       Energy services                               936,755             959,684
       Other                                          12,376               8,896
       Intersegment revenue                         (107,650)           (149,805)
                                                 -----------         -----------
                                                 $ 1,108,885         $ 1,123,570
                                                 ===========         ===========

    Operating Income:
       Exploration and production                $    12,877         $    60,818
       Natural gas transmission                       59,280              46,810
       Energy services                                 1,149               1,496
       Other, net of corporate expenses                1,651               1,909
                                                 -----------         -----------
                                                 $    74,957         $   111,033
                                                 ===========         ===========

    Earnings Before Interest and Taxes:
       Exploration and production                $    13,037         $    62,902
       Natural gas transmission                       68,915              60,104
       Energy services                                   836                 924
       Other, net of corporate expenses                1,992               2,520
                                                 -----------         -----------
                                                 $    84,780         $   126,450
                                                 ===========         ===========

INTEREST EXPENSE, NET:
    Interest income                              $     2,200         $     1,182
    Interest expense                                 (32,130)            (24,853)
    Interest capitalized                               1,424               2,043
                                                 -----------         -----------
                                                 $   (28,506)        $   (21,628)
                                                 ===========         ===========

SONAT INC. AND SUBSIDIARIES

OPERATIONAL DATA
(Unaudited)

EXPLORATION AND PRODUCTION

                                                            Three Months
                                                           Ended March 31,
                                                     ---------------------------
                                                      1998                 1997
                                                     ------               ------
Net Sales Volumes:
    Gas (Bcf)                                            63                   66
    Oil and condensate (MBbls)                        1,950                1,394
    Natural gas liquids (MBbls)                         584                  383
--------------------------------------------------------------------------------

Average Sales Prices:
    Gas ($/Mcf)                                      $ 2.01               $ 2.53
    Oil and condensate ($/Bbl)                        14.76                21.91
    Natural gas liquids ($/Bbl)                        9.73                16.75
--------------------------------------------------------------------------------


NATURAL GAS TRANSMISSION

                                                            Three Months
                                                           Ended March 31,
                                                     ---------------------------
                                                      1998                 1997
                                                     ------               ------
                                                         (Billion Cubic Feet)
Southern Volumes:
    Market transportation                               185                  170
    Supply transportation                                95                   80
                                                     ------               ------
       Total Volumes                                    280                  250
                                                     ======               ======
Florida Gas Volumes (100%)                              102                  105
                                                     ======               ======

--------------------------------------------------------------------------------

Energy Services

                                                            Three Months
                                                           Ended March 31,
                                                     ---------------------------
                                                      1998                 1997
                                                     ------               ------
Sonat Marketing Sales Volumes (100%)
    (Billion Cubic Feet)                                360                  304
                                                     ======               ======

Sonat Power Marketing Sales Volumes (100%)
    (Thousands of Megawatt Hours)                     3,170                1,397
                                                     ======               ======